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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-4 of U S West, Inc. of our reports dated February 12, 1996 on our audits of the consolidated financial statements and financial statement schedule of U S WEST, Inc. for the year ended December 31, 1995, which reports are included in U S WEST, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A filed April 13, 1998. We also consent to the reference to our firm under the caption "Experts".

/s/ Coopers & Lybrand L.L.P.

Denver, Colorado
April 15, 1998